POWER OF ATTORNEY

     Know all by these presents, that David K. McVeigh (the "Undersigned") hereby makes, constitutes and appoints James Thompson of Simpson Thacher and Bartlett LLP as the Undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the Undersigned to:

     (1) prepare, execute in the Undersigned's name and on the Undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the Undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder (the "Exchange Act") or any rule or regulation of the SEC;

     (2) prepare, execute and file for and on behalf of the Undersigned with respect to the undersigned's holdings of and transactions in securities of HealthMarkets, Inc. (the "Company") Forms 3, 4, and 5, including any amendments thereto, in accordance with Section 16(a) of the Exchange Act;

     (3) do and perform any and all acts for and on behalf of the Undersigned which may be necessary or desirable to complete and execute any such Form ID or Form 3, 4, or 5, including any amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

     (4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the Undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the Undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in -fact's discretion.

          The Undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The Undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the Undersigned, is not assuming any of the Undersigned's responsibilities to comply or liabilities resulting from the Undersigned's failure to comply with any of the Undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under
     Section 16 of the Exchange Act.

     This Power of Attorney shall be effective as of the date written below and remain in full force and effect until the Undersigned is no longer required to file Forms 3, 4, and 5 with respect to the Undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the Undersigned in a signed writing delivered to the foregoing attorney-in-fact.

     IN WITNESS WHEREOF, the Undersigned has caused this Power of Attorney to be executed as of:


                                                 March 5, 2009
                                   ------------------------------------------
                                                     Date


                                             /s/ David K. McVeigh
                                   ------------------------------------------
                                                   Signature


                                               David K. McVeigh
                                   ------------------------------------------
                                                  Print Name